Exhibit 10.4
The Boeing Company Nonemployee Director Deferred Compensation Plan
(As Amended and Restated Effective August 19, 2026)
1.    Purpose. The Boeing Company Nonemployee Director Deferred Compensation Plan (the “Plan”) establishes the mechanism through which nonemployee members of the Board of Directors of The Boeing Company (the “Board,” and each such nonemployee member, a “Director”) are to be either credited or paid retainer fees for Board service (“Retainers”). Prior to this amendment and restatement, the Plan was previously titled the Deferred Compensation Plan for Directors of The Boeing Company.
2.    Eligibility and Participation. Every Director is eligible to participate in the Plan (a “Participant”). Every former Director who has accumulated deferrals under the Plan shall also be treated as a Participant with respect to those deferrals until they are fully distributed from the Plan.
3.    Stock Retainers. “Stock Retainer” means the portion of a Director’s Retainer that the Board has designated to be paid in the form of Boeing Stock Units. Stock Retainers are granted quarterly on a prorated basis, in the form of Boeing Stock Units. A “Boeing Stock Unit” is a restricted stock unit granted under the terms of The Boeing Company 2023 Incentive Stock Plan or its successor (the “Incentive Stock Plan”). The grant date for each Boeing Stock Unit shall be the last trading day of the applicable quarter during which Board services were rendered (the “Grant Date”). Notwithstanding the foregoing, the Board may adjust the timing or frequency of Stock Retainer grants in its discretion, provided that any such adjustment does not result in an acceleration of income inclusion under Section 409A of the Internal Revenue Code of 1986, as amended, and all applicable guidance and regulations issued thereunder (“Section 409A”). Boeing Stock Units shall be fully vested as of the Grant Date and shall be distributed in the form of shares of common stock (“Shares”) of The Boeing Company (“Boeing” or the “Company”) in accordance with the Plan. The number of Boeing Stock Units granted with respect to a dollar-denominated compensation amount shall be determined by dividing that amount by the Fair Market Value (as such term is defined for purposes of the Incentive Stock Plan) of a Share on the applicable Grant Date, and rounding down to the nearest whole unit. As of the applicable Grant Date, Boeing Stock Units will be credited to an account established through the Incentive Stock Plan’s stock plan administrator (the “Stock Unit Account”).
4.    Cash Retainers. “Cash Retainer” means the portion of a Director’s Retainer that the Board has designated to be paid in cash. Cash Retainer amounts are payable quarterly on a prorated basis. The date on which a Cash Retainer amount is payable shall be the last trading day of the applicable quarter during which Board services were rendered. Each Participant may elect to defer all or a specified percentage of his or her Cash Retainer, which shall be credited as of the date such amount would otherwise be payable either to the Stock Unit Account or a dollar-denominated, interest-bearing account (the “Interest Credit Account”), as set forth below.
(a)    Deferral Election. Each Participant may file a deferral election in accordance with procedures established by the Plan Administrator by the deadline communicated by the Plan Administrator (which may not be later than December 31), to be effective with respect to Cash Retainers to be earned in the following year. However, a Participant who is appointed or elected to the Board for the first time may file a deferral election in accordance with procedures established by the Plan Administrator within 30 days of such appointment or election with respect to Cash Retainers for services to be performed subsequent to the election. A deferral election will remain in effect until participation in the Plan terminates, or until a new deferral election is properly filed by the Participant.
(b)    Unforeseeable Emergency. Notwithstanding the election procedures described above, a Participant will be permitted to cancel an existing deferral election with regard to a year during that year, where the Participant experiences an “unforeseeable emergency” as defined under Section 409A.
(c)    Investment Election. Each Participant who files a deferral election may also file an investment election in accordance with procedures established by the Plan Administrator. An investment election will remain in effect until participation in the Plan terminates or until a new investment election is properly filed by the Participant. The investment elections available to the Participant shall be the Stock Unit Account or the Interest Credit Account (each, and together, an “Account”). If the Participant elects to defer all or a specified percentage of the Cash Retainer to the Stock Unit Account, the number of Boeing Stock Units credited to the

Participant shall be determined in the same manner as applicable to the Stock Retainer. In the absence of an investment election, the default investment election shall be the Interest Credit Account.
5.    Investment Earnings. Each Participant’s Account shall be credited with earnings thereon as follows:
(a)    Interest Credit Account. A Participant’s Interest Credit Account shall be credited monthly with interest on the average daily balance of the account during the preceding month. Interest will be computed during each year at the mean between the high and the low during the first eleven months of the preceding year of yields on Aa-rated Industrial Bonds as reported by Moody’s Investors Service, Inc., rounded to the nearest 1/4th of one percent. The interest crediting rate established under this subsection is intended solely as a measure of the time-value adjustment applicable to deferred cash amounts and does not constitute a retirement benefit, pension accrual, or above-market earnings credit.
(b)    Stock Unit Account. As of each of the Company’s dividend payment dates, if any, each Participant’s Stock Unit Account shall be credited with additional Boeing Stock Units equal in number to the number of Shares that could be bought with the cash dividends that would be paid on the Boeing Stock Units in the Stock Unit Account if each Boeing Stock Unit were one Share on the applicable dividend payment date.
6.    Form and Timing of Distribution.
(a)    Initial Distribution Election. A Participant may elect the form and time of distribution with regard to his or her Account as described below. This distribution election must be made within 30 days of the Participant’s appointment or election to the Board for the first time. If no initial distribution election is made by the Participant, the default initial distribution election will be a single lump sum distribution in January of the year following the year of the Participant’s separation of service from the Board for any reason as such term is defined under Section 409A (“Separation from Service”). The Participant’s distribution election will apply to both the Stock Unit Account and the Interest Credit Account, as applicable.
(1)    Form of payment: A Participant may elect either a single lump sum distribution or a series of at least two but no more than 15 annual installment payments. For annual installments, the amount payable to the Participant each year shall be determined by multiplying the balance in each of the Stock Unit Account and the Interest Credit Account (as applicable) by a fraction, the numerator of which is one and the denominator of which is the number of years remaining in the distribution period on the first day of January of such year.
(2)    Time of payment: A Participant may elect to commence payment in January of the year following the later of (i) the year of the Participant’s Separation from Service or (ii) the year in which the Participant attains a specified age, provided that the age specified by the Participant may not exceed 74.
(b)    One-Time Change to Distribution Election. Following the later of the effective date of this amendment and restatement of the Plan or the Participant’s initial distribution election, each Participant shall be permitted (but is not required) to make a single change to his or her existing distribution election, in accordance with the rules set forth below.
(1)    The new distribution election must be properly filed by the Participant in accordance with procedures established by the Company at least 12 months before the originally scheduled distribution date, and may not take effect for at least 12 months after it is properly filed. If the new distribution election is determined to be ineffective, the original distribution election will control.
(2)    If payments have already commenced, no new distribution election may be filed.
(3)    The new distribution election must have the effect of delaying the commencement of the distribution of the Participant’s Account at least five years beyond the date on which distribution would have commenced under the original distribution election.

(4)    The new distribution election shall be subject to the same time and form of payment requirements set forth in Section 6(a)(1) and (2) above, except that the Participant must elect to commence payment in January of the year following the later of (i) the year of the fifth anniversary of the Participant’s Separation from Service or (ii) the year in which the Participant attains a specified age, provided that the age specified by the Participant may not exceed 74.
(c)    Distribution Due to Unforeseeable Emergency. A Participant or Beneficiary (as defined below) may elect to receive a distribution of all or a portion of his or her Account immediately, regardless of whether payments have commenced, to the extent that the Participant or Beneficiary incurs an “unforeseeable emergency” as defined under Section 409A. The amount of the distribution will be limited to the amount reasonably necessary to satisfy the emergency need, including any taxes or penalties reasonably anticipated to result from the distribution. If such a distribution is approved, the Participant’s current deferral election with respect to Cash Retainers shall be deemed automatically cancelled.
7.    Payment in Stock or Cash; Holding Period. Distributions from a Participant’s Interest Credit Account shall be in cash. Distributions from a Participant’s Stock Unit Account shall be made in Shares. Distributions of Shares shall be subject to any stock ownership or holding requirements applicable to Directors as in effect from time to time; provided, however, that such requirement shall not delay or alter the timing of any distribution to the extent such delay would violate Section 409A.
8.    Death Benefits. A Participant may designate a beneficiary to receive distribution of the Participant’s Account in the event of death (a “Beneficiary”). To be valid, a Beneficiary designation must be properly submitted in accordance with procedures established by the Plan Administrator. If a Participant dies before his or her Account has been fully distributed, the remaining Account balance will be distributed to his or her Beneficiary at the same time and in the same form as the distribution that otherwise would have been made to the Participant. In the event no Beneficiary has been properly designated, such distribution will be made to the Participant’s estate.
9.    Participant’s Rights. Amounts accumulated and deferred under the Plan remain the property of the Company, and no Participant or other person shall acquire any property interest in the account(s) or any other assets of the Company on account of participation in the Plan, a Participant’s rights being limited to receiving from the Company the payments provided for in the Plan. The Plan is unfunded, and to the extent that any Participant acquires the right to receive distributions from the Plan, such right shall be no greater than the right of a general unsecured creditor of the Company. The right of a Participant or the Participant’s legal representative or Beneficiary to receive distributions from the Plan shall not be subject to anticipation, sale, assignment, pledge, encumbrance or charge, nor shall such right be liable for or subject to the debts, contracts, liabilities or torts of the Participant or the Participant’s legal representative or Beneficiaries.
10.    Administration. The Plan shall be administered by the Company’s Chief Human Resources Officer and/or his or her delegate(s) (the “Plan Administrator”) who shall have full power and discretionary authority to construe, interpret, and make decisions under the Plan, provided that the Plan Administrator may be directed by the Governance & Public Policy Committee of the Board or its successor committee (the “Committee”) with respect to any dispute pertaining to a Participant’s entitlement to benefits under the Plan or any application for distribution of an Account due to “unforeseeable emergency” as defined under Section 409A. However, no member of the Committee shall act on any matter concerning such member’s participation in the Plan or such member’s Account under the Plan. The Plan Administrator shall have the authority to correct any defect, supply any omission, or reconcile any inconsistency in the Plan in the manner and to the extent the Plan Administrator deems necessary or desirable. The Plan Administrator may adopt such rules, procedures, and forms as it deems appropriate for the administration of the Plan. No Participant or Beneficiary shall have any right to benefits under the Plan except to the extent expressly provided herein. Decisions of the Plan Administrator and the Committee shall be final and binding upon the Participants, their legal representatives and Beneficiaries.
11.    No Right to Continued Service. Nothing contained in the Plan shall be construed to confer upon any Director any right to continue to serve as a member of the Board, or to limit in any way the right of the Company or the Board to remove or not re-nominate any Director at any time and for any reason. The Plan is not, and shall not be construed as, a contract of service between the Company and any Director.

12.    No Right to Future Participation or Benefits. Neither the Plan nor any action taken or omitted under or in connection with the Plan shall be deemed to confer on any Participant any right or entitlement to any deferral opportunity, crediting rate, or other compensation or benefit in any specific amount for any period. Participation in the Plan for any period, or the crediting or payment of any amounts under the Plan for any prior period, shall not be deemed to create or confer any right to participate in the Plan (or in any similar plan or program) for any subsequent period. All determinations regarding eligibility, participation, deferral opportunities, and administration shall be made by the Plan Administrator in his or her sole discretion, subject to applicable law or as otherwise provided herein.
13.    Right of Recovery of Overpaid Benefits. If any amount paid under the Plan exceeds the amount to which the Participant or Beneficiary is entitled, the Plan Administrator may recover the overpayment, subject to applicable law and Section 409A. Recovery may include offsetting future distributions or other compensation payable to the Participant, direct repayment, or other lawful means as determined by the Plan Administrator.
14.    Clawback. Notwithstanding any provision of the Plan to the contrary, all amounts deferred, credited, or distributable under the Plan shall be subject to recoupment, forfeiture, or offset to the extent required by any clawback, recoupment, or similar policy adopted by the Company or the Board, as in effect from time to time, or as required by applicable law. By participating in the Plan, each Participant agrees and consents to the Company’s application of any such policy and any associated reduction or recovery of amounts hereunder.
15.    Termination or Amendment of the Plan. The Plan may be terminated, modified, or amended from time to time by resolution of the Board. If the Plan is terminated, all amounts accumulated prior to termination will continue to remain subject to the provisions of the Plan as if the Plan had not been terminated. Notwithstanding the foregoing, the Board may, in its discretion, terminate the entire Plan and pay each Participant a single lump sum distribution of his or her Account to the extent permitted under conditions set forth in Section 409A.
16.    Responsibility for Taxes. Neither the Company, the Board, the Committee, the Plan Administrator, nor any of their respective delegates shall be liable for any taxes, penalties, interest, or other charges or liabilities arising in connection with any benefit under the Plan. These amounts, if any, are solely the responsibility of the Participant or Beneficiary. Nothing in the Plan shall be construed as a guarantee of any particular tax treatment.
17.    Section 409A. Amounts deferred and paid under the Plan are intended to comply with all applicable requirements of Section 409A, and the Plan shall be interpreted and construed consistently with such intent. If a Participant is a “specified employee” (as defined by the Company for purposes of Section 409A) upon a Separation from Service, any payments that are subject to the requirements of Section 409A and payable upon such Separation from Service shall be delayed until six months after the date of the Separation from Service, to the extent required under Section 409A. Nothing in the Plan shall be construed as a guarantee of any particular tax treatment. If a determination is made that the Account of any Participant (or his or her Beneficiary) is subject to current income taxation under Section 409A, then the taxable portion of such Account will be immediately distributed to the Participant (or his or her Beneficiary), notwithstanding the general timing rules described herein. Without limiting any other provision of the Plan, any payment or distribution made on a date or during a period permitted under Section 409A (including any permitted delay or deferral thereunder) shall be deemed timely and shall fully satisfy the Company’s obligations with respect to such payment. Any such payment shall not constitute a breach of the Plan and shall not give rise to any claim for damages, penalties, or additional amounts by any Participant or Beneficiary.
18.    Data Protection. The Company, the Plan Administrator, and their respective delegates and service providers (including recordkeepers, advisors, auditors, and legal counsel) may collect, use, disclose, and otherwise process personal information about a Participant and, as applicable, the Participant’s Beneficiary, as reasonably necessary to establish, administer, operate, and audit the Plan and the Participant’s Account. Such processing may include transfers to and from the Company and service providers located within or outside the Participant’s country of residence. Participation in the Plan is conditioned on the Participant furnishing information reasonably requested for Plan administration; failure to do so may delay or affect benefits to the extent permitted by applicable law. To the extent required by applicable law, Participants may request access to, or correction or update of, their personal information by contacting the Plan Administrator.
19.     Construction; Interpretation. The validity of the Plan or any of its provisions will be determined under and will be construed according to federal law and, to the extent permissible, according to the internal laws of the state of

Delaware. If any provision of the Plan is held illegal or invalid for any reason, such determination will not affect the remaining provisions of the Plan and the Plan will be construed and enforced as if said illegal or invalid provision had never been included. Unless otherwise expressly provided in the Plan, any designations, determinations, interpretations, approvals, or other actions under or with respect to the Plan, that are performed or taken by the Board, the Committee, the Plan Administrator or the Company shall be within the sole discretion of such entity or individual.